UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 18, 2001



               HYDRO ENVIRONMENTAL RESOURCES, INC.
     (Exact name of registrant as specified in its charter)





  Oklahoma               000-27825                 73-1552304
 (State of              (Commission             (I.R.S. Employer
organization)           File Number)           Identification No.)

5725 S. Valley View, Suite 3, Las Vegas, NV  89118
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 597-9070



 ______________________________________________________________
 (Former name or former address, if changed since last report.)


ITEM 5.    OTHER EVENTS

On June 19, 2001, the Company announced that it postponed its annual meeting of stockholders originally scheduled for June 29, 2001, as previously reported in its Definitive Proxy Statement filed with the Securities and Exchange Commission on June 18, 2001. Proxy materials were not mailed to the Company's shareholders. It is anticipated that the annual meeting of stockholders will be rescheduled for early August, 2001.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Hydro Environmental Resources, Inc.

                           By: /s/ Jack H. Wynn
                               Jack H. Wynn, President


                           Date:  June 19, 2001